UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GREENLAND TECHNOLOGIES HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11-F, Building #12, Sunking Plaza, Gaojiao Road

Hangzhou, Zhejiang

People’s Republic of China

(86) 010-53607082

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jing Jin

Chief Financial Officer

11-F, Building #12, Sunking Plaza, Gaojiao Road

Hangzhou, Zhejiang

People’s Republic of China

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ying Li, Esq.

Hunter Taubman Fischer

& Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
212-530-2206

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Ordinary Shares, no par value per share	2,461,000	(2)	$11.50	(3)	$28,301,500	(3)	$3,673.53
Ordinary Shares, no par value per share	1,420,200	(4)	$1.47	(5)	$2,087,694	(5)	$270.98
Total	3,881,200		-		$30,389,194		$3944.51

(1)	In accordance with Rule 416 under the Securities Act, as amended, this registration statement shall be deemed to cover any additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Represents up to 2,461,000 ordinary shares of Greenland Technologies Holding Corporation, no par value per share, that may be issued upon the exercise of certain outstanding warrants, each entitling the holder thereof to purchase one-half ordinary share at an exercise price of $11.50 per share, subject to certain adjustments. The warrants include (i) 4,400,000 warrants sold as part of the units in our initial public offering dated as of July 27, 2018 (the “Initial Public Offering”), (ii) 240,000 warrants issued to Chardan Capital Markets, LLC (“Chardan”) underlying a unit purchase option (“UPO”) granted to Chardan in connection with the Initial Public Offering, and (iii) 260,000 warrants underlying the units issued to Greenland Asset Management Corporation (the “Sponsor”) and 22,000 warrants underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act.

(4)	Represents the resale of 1,420,200 ordinary shares currently owned by the selling securityholders named herein. The ordinary shares include (i) 282,000 ordinary shares underlying the units issued to the Sponsor and Chardan in a private placement in connection with the Initial Public Offering, (ii) 26,000 ordinary shares converted from 260,000 rights underlying the units issued to the Sponsor and 2,200 ordinary shares converted from 22,000 rights underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering, (iii) 1,100,000 ordinary shares acquired by the Sponsor prior to the Initial Public Offering, and (iv) 10,000 ordinary shares issued to Skyline Corporate Communications Group, LLC (“SCCG”) in a private placement in connection with a termination agreement entered into and by Greenland and SCGG on February 25, 2020 (the “Termination Agreement”).

(5)	Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low prices of our ordinary shares on the Nasdaq Capital Market on March 19, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

i

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2020

PROSPECTUS

GREENLAND TECHNOLOGIES HOLDING CORPORATION

3,881,200 Ordinary Shares

This prospectus relates to the issuance by Greenland Technologies Holding Corporation (“Greenland,” the “Company,” “we” or “us”) of up to 2,461,000 ordinary shares issuable upon the exercise of warrants, which include (a) 4,400,000 warrants issued to public investors in the Initial Public Offering (“Public Warrants”), (b) 240,000 warrants underlying the UPO issued to Chardan (“UPO Warrants”) in connection with the Initial Public Offering, and (c) 282,000 warrants underlying the units issued to the Sponsor and Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Warrants” and together with Public Warrants and UPO Warrants, the “Warrants”). The Warrants may only be exercised for whole shares at an exercise price of $11.50 per share.

This prospectus further relates to the offer and sale of 1,420,200 ordinary shares by the selling securityholders identified in this prospectus, or their permitted transferees, from time to time in amounts, at prices, and at terms that will be determined at the time of the offering. The ordinary shares include (a) 282,000 ordinary shares underlying 260,000 units issued to the Sponsor and 22,000 units issued to Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Shares”), (b) 28,200 ordinary shares converted from 260,000 rights underlying the units issued to the Sponsor and 22,000 rights underlying the units issued to Chardan in a private placement in connection with the Initial Public Offering (“Private Unit Right Shares”), (c) 1,100,000 ordinary shares acquired by the Sponsor prior to the Initial Public Offering (“Founder Shares”), and (d) 10,000 ordinary shares issued to SCCG in a private placement in connection with the Termination Agreement (“Termination Shares” and together with the shares issuable upon the exercise of the UPO Warrants and the Private Unit Warrants, the Private Unit Right Shares, the Private Unit Shares, and the Founder Shares, the “Securities”).

We will receive the proceeds from the cash exercise of the Warrants, but not from any subsequent sale of the underlying ordinary shares by holders of the Warrants. We are registering the issuance of ordinary shares upon exercise of the Warrants. We will not receive any of the proceeds from the sale of the Founder Shares, the Private Unit Shares, the Private Unit Right Shares, and the Termination Shares owned by the selling securityholders. We are registering the offer and sale of the Securities by the selling securityholders described herein to (i) satisfy the registration rights we have granted to certain selling securityholders in connection with the Initial Public Offering and our initial business combination dated as of October 24, 2019 (the “Business Combination”) and (ii) to fulfill our obligation to register the Termination Shares pursuant to the Termination Agreement.

The selling securityholders may offer, sell or distribute all or a portion of their Securities publicly or through private transactions at prevailing market prices or at negotiated prices. We will bear all costs, expenses, and fees in connection with the registration of the Securities, including fees regarding compliance with state securities or “blue sky” laws. The selling securityholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of the Securities.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the shares may be offered and sold. If necessary, the specific manner in which the shares may be offered and sold will be described in a supplement to this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “GTEC.” On March 19, 2020, the closing price of our ordinary shares was $1.39 per share.

Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 20, 2020.

ii

Neither we nor the selling securityholders have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of us and certain of our securities. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should assume that the information appearing in this prospectus and any applicable accompanying prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

If the description of the offering varies between any prospectus supplement and this prospectus, you should rely on the information in any applicable prospectus supplement. Any statement made in this prospectus or in a document incorporated by reference in this prospectus will be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus. Before making an investment in any of our securities, you should carefully read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, together with the information incorporated and deemed to be incorporated by reference herein as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Where You Can Find More Information.”

Except where the context otherwise requires or where otherwise indicated, references in this prospectus to the “Company,” “Greenland,” “we,” “us,” and “our” refer to Greenland Technologies Holding Corporation, a British Virgin Islands company, and its subsidiaries, on a consolidated basis. References to “selling securityholders” refer to the securityholders listed herein under the heading “Selling Securityholders.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference may contain and refer to certain statements that are not historical facts that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events. Such statements involve certain risks, uncertainties and assumptions. Specifically, these forward-looking statements may include statements relating to:

●	the future financial performance of the Company;

●	changes in the market for Zhongchai Holding’s products;

●	expansion plans and opportunities; and

●	other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this prospectus and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside our control. Accordingly, forward-looking statements should not be relied upon as representing Greenland’s views as of any subsequent date. Greenland does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Although we believe that our plans, intentions, and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions, or expectations will be achieved. As a result of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. These factors, some of which are beyond our control, include, among other things, the following:

●	the inability to maintain the listing of our ordinary shares on Nasdaq;

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

●	changes in the transmission product market in which Zhongchai Holding competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations;

●	changes in the vertical markets that Zhongchai Holding targets;

●	Zhongchai Holding’s inability to maintain sufficient levels of liquidity and working capital;

●	Zhongchai Holding’s inability to meet customers’ demands and timelines;

●	Zhongchai Holding’s inability to retain its competitive position in the market;

●	the inability to launch new Zhongchai Holding products or to profitably expand into new markets;

●	the inability to execute Zhongchai Holding’s growth strategies, including identifying and executing acquisitions;

●	the inability to develop and maintain effective internal controls;

●	the exposure to any liability, protracted and costly litigation or reputational damage relating to Zhongchai Holding’s data security;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties indicated in this prospectus, including those set forth under the section entitled “Risk Factors.”

THE COMPANY

Organization

Greenland serves as the parent company for the primary operating company, Zhongchai Holding (Hong Kong) Limited, a holding company formed under the laws of Hong Kong on April 23, 2009 (“Zhongchai Holding”). Zhongchai Holding, through its subsidiaries, develops and manufacture traditional transmission products for material handling machineries in China, as well as develop models for robotic cargo carriers, which are expected to be produced in the near future in China.

Greenland’s subsidiaries include Zhejiang Zhongchai Machinery Co. Ltd., an operating company formed under the laws of the PRC in 2005, Hangzhou Greenland Robotics Technologies Co., Ltd., a newly formed company under the laws of the PRC in 2019, Zhejiang Shengte Transmission Co., Ltd., an operating company formed under the laws of the PRC in 2006, and Shanghai Hengyu Enterprise Management Consulting Co., Ltd., a company formed under the laws of the PRC in 2005.

Through Zhongchai Holding and other subsidiaries, we offer transmission products, which are key components for forklift trucks used in manufacturing and logistic applications, such as factories, workshops, warehouses, fulfillment centers, shipyards and seaports. Forklifts play an important role in the logistic systems of many companies across different industries in China and globally. Generally, the industries with the largest demand for forklifts include the transportation, warehousing logistics, electrical machinery and automobile industries. Through Zhongchai Holding and other subsidiaries, we have experienced an increased demand for forklifts in the manufacturing and logistics industries in China. We believe that we are one of the major developers and manufacturers of transmission products for small and medium-sized forklift trucks in China.

Initial Public Offering

On July 27, 2018, Greenland consummated the Initial Public Offering of 4,400,000 units, which includes a partial exercise by the underwriters of their over-allotment option in the amount of 400,000 Units, at $10.00 per Unit, generating gross proceeds of $44,000,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 282,000 Units at a price of $10.00 per unit in a private placement to the Sponsor and Chardan, generating gross proceeds of $2,820,000. The company also sold to Chardan (and its designees), for $100, an option to purchase up to 240,000 units exercisable at $11.50 per unit (or an aggregate exercise price of $2,760,000) commencing on consummation of the Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on July 24, 2023.

Merger with Zhongchai Holding

On July 12, 2019, Greenland entered into a share exchange agreement (the “Share Exchange Agreement”) with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Cenntro Holding Limited, the sole member of Zhongchai Holding (“Zhongchai Equity Holder”), whereby Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder.

On October 24, 2019, we consummated the Business Combination whereby Zhongchai Holding became our wholly owned subsidiary, along with its subsidiaries.

Greenland was originally incorporated under the laws of British Virgin Islands on December 28, 2017 as a blank check company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more target businesses. As a result of the Business Combination, we have ceased to be a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) and continued the existing business operations of Zhongchai Holding as a publicly traded company under the name “Greenland Technologies Holding Corporation.”

Corporate Information

We are a British Virgin Islands company with limited liability and our corporate headquarters are located at 11-F, Building #12, Sunking Plaza, Gaojiao Road, Hangzhou, Zhejiang, China. Our telephone number is (800) 252-0043. Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC.”

THE OFFERING

Issuance of Ordinary Shares upon Exercise of the Warrants

Ordinary shares issuable upon exercise of the Warrants	Up to 2,461,000 ordinary shares.

Ordinary shares outstanding as of March 20, 2020	10,021,142 ordinary shares.

Use of proceeds	We will receive up to an aggregate of approximately $28.3 million from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

Nasdaq ticker symbols	Ordinary Shares: “GTEC”

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

Resale of Founder Shares, Private Unit Shares, Private Unit Right Shares, and Termination Shares by Selling Securityholders

Ordinary shares offered by the selling securityholders	We are registering the resale of 1,420,200 ordinary shares to be offered by the selling securityholders named herein.

Use of proceeds	We will not receive any proceeds from the resale of the ordinary shares to be offered by the selling securityholders named herein.

Nasdaq ticker symbols	Ordinary Shares: “GTEC”

Risk factors	Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the matters discussed under “Risk Factors” beginning on page 25 in the Definitive Proxy Statement filed with the SEC on September 26, 2019 and are incorporated herein by reference. Specifically, subsections “Risk Related to the Business Combination” begins on page 25, “Risks Related to Zhongchai Holding’s Business” begins on page 32, “Risks Related to Doing Business in China” begins on page 38, and “Risk Related to Greenland” begins on page 49. You should also carefully consider the matters discussed under “Risk Factors” or any similar caption in other documents or reports that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, prospects, results of operations, cash flow and the market price of our securities could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of the Warrants for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

While we will not receive any proceeds from the sale of the underlying ordinary shares by the holders of the Warrants, we may receive proceeds from the exercise of the Warrants. We will receive up to an aggregate of approximately $28.3 million from the exercise of the Warrants, assuming the exercise in full of all the Warrants for cash.

We will not receive any of the proceeds from the sale of Founder Shares, Private Unit Shares, Private Unit Right Shares, and Termination Shares owned by the selling securityholders.

The selling securityholders will bear all commissions and discounts and transfer taxes, if any, attributable to their sale of the Securities. We will bear all costs, expenses and fees in connection with the registration of the Securities, including fees regarding compliance with state securities or “blue sky” laws.

SELLING SECURITYHOLDERS

This prospectus relates to the possible offer and resale by the selling securityholders of up to 1,681,200 ordinary shares consisting (i) 282,000 Private Unit Shares currently owned by the Sponsor and Chardan, (ii) 28,200 Private Unit Right Shares currently owned by the Sponsor and Chardan, (iii) 1,100,000 Founder Shares currently owned by the Sponsor, (iv) 10,000 Termination Shares currently owned by SCCG, (v) 120,000 ordinary shares issuable upon the exercise of UPO Warrants, and (vi) 141,000 ordinary shares issuable upon the exercise of Private Unit Warrants.

The Securities are being registered by the registration statement of which this prospectus forms a part, pursuant to a registration rights agreement, dated as of July 24, 2018 and entered into and by Greenland, Sponsor and any holder of registrable Securities as such term is defined therein (the “Registration Rights Agreement”), a unit purchase option agreement, dated as of July 27, 2018 and entered into and by Greenland and Chardan (the “Unit Purchase Option Agreement”), a unit subscription agreement, dated as of June 28, 2018 and entered into and by Greenland and Chardan (the “Unit Subscription Agreement”), and the Termination Agreement entered into and by Greenland and SCCG.

The ordinary shares to be offered by the selling securityholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the selling securityholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the selling securityholders. Subject to resale restrictions, the selling securityholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our ordinary shares may subsequently be listed or quoted. When we refer to the selling securityholders in this prospectus, we mean the persons listed in the table below.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. The selling securityholders and any agents or broker-dealers that participate with the selling securityholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth, as of the date of this prospectus, the name of the selling securityholders, the beneficial ownership of Securities held by the selling securityholders, the aggregate amount of Securities that the selling securityholders may offer pursuant to this prospectus, and the number and percentage of Securities that the selling securityholders will beneficially own after this offering assuming they sell all such securities that they may offer pursuant to this prospectus. The percentage of Securities owned by the selling securityholders following the offering of any ordinary shares or warrants pursuant to this prospectus is based on 10,021,142 ordinary shares as of March 20, 2020. Unless otherwise indicated, we believe that the persons named in the table have the sole voting and investment power with respect to all ordinary shares they beneficially own.

Information with respect to beneficial ownership is based on information obtained from such selling securityholders and publicly available information. Information with respect to shares beneficially owned after the offering assumes the sale of all the shares offered and no other purchases or sales of ordinary shares. Information about the selling securityholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

	Ordinary Shares
Name and Address of Beneficial Owner	Beneficially Owned Prior to Offering (1)	Maximum Number of Shares to be Offered Pursuant to This Prospectus	Beneficially Owned After Offering (2)	Percentage Beneficially Owned After Offering (1) (2)
Greenland Asset Management Corporation (3)	1,516,000	1,516,000	—	—%
Chardan Capital Markets, LLC (4)	155,200	155,200	—	—%
Skyline Corporate Communications Group, LLC (5)	10,000	10,000	—	—%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person, ordinary shares subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Assuming that the selling securityholders dispose of all the ordinary shares covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling securityholders will sell all or any portion of the shares covered by this prospectus.

(3)

Representing (i) 130,000 ordinary shares issuable to the Sponsor upon exercise of its Private Unit Warrants, (ii) 260,000 Private Unit Shares currently owned by the Sponsor, (iii) 26,000 Private Unit Right Shares currently owned by the Sponsor, and (iv) 1,100,000 Founder Shares currently owned by the Sponsor. Greenland Asset Management Corporation is owned and managed by Mr. Yanming Liu, who holds the sole voting and dispositive power over the securities held by Greenland Asset Management Corporation. The business address of such selling securityholder is Suite 906, Tower W1, Oriental Plaza, No. 1 East Chang’an Street, Dongcheng District, Beijing, People’s Republic of China 100738.

(4)

Representing (i) 120,000 ordinary shares issuable to Chardan upon exercise of its UPO Warrants, (ii) 11,000 ordinary shares issuable to Chardan upon exercise of its Private Unit Warrants, (iii) 2,200 Private Unit Right Shares currently owned by Chardan, and (iii) 22,000 Private Unit Shares currently owned by Chardan. The business address of such selling securityholder is 17 State Street, Suite 1600, New York, NY, 10004.

(5)	Representing 10,000 ordinary shares currently owned by SCCG. The business address of such selling securityholder is 1 Welby Bedford, Suite 8, New Bedford, MA 02745.

Material Relationships with the Selling Securityholders

Relationships with Greenland

Mr. Yanming Liu served as the former Chairman and Chief Executive Officer of Greenland until the closing of the Business Combination. As of the date of the prospectus, Mr. Liu serves as a member of board of directors at Greenland (the “Board”) since the closing of the Business Combination on October 24, 2019.

Chardan served as the lead representative of the underwriters in the Initial Public Offering.

SCCG provided certain investor relations services to Greenland pursuant to a service agreement the two parties entered into on August 15, 2019 (the “Services Agreement”).

Agreements Related to the Initial Public Offering

Sponsor’s Founder Shares, part of the Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, and the Registration Rights Agreement

In March 2018, the Sponsor purchased an aggregate of 1,100,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.022 per share. The Sponsor (and/or its designees) also purchased an aggregate of 260,000 insider units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share, for an aggregate purchase price of $ 2,600,000.

In connection with the Initial Public Offering, Greenland and the Sponsor entered into the Registration Rights Agreement, as defined herein, with respect to the Sponsor’s Founder Shares, Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, pursuant to which the Sponsor and its designees, if any, were granted certain demand and piggyback registration rights. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Chardan’s UPO Warrants, part of the Private Unit Shares, Private Unit Right Shares, and Private Unit Warrants, the Unit Subscription Agreement, and the Warrant Agreement

In connection with the Initial Public Offering, Greenland issued Chardan a UPO to purchase 240,000 units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share.

Pursuant to the Unit Purchase Option Agreement entered into by Greenland and Chardan on June 27, 2018 with respect to the purchase of the 240,000 units, Chardan was granted certain demand and piggyback registration rights regarding its units and all the securities underlying such units. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Chardan also purchased an aggregate of 22,000 private units, each consisting of one ordinary share, one right entitling the holder to receive one-tenth (1/10) of one ordinary share, and a warrant to purchase one-half (1/2) of one ordinary share, for an aggregate purchase price of $ 220,000.

Pursuant to the unit subscription agreement entered into by Greenland and Chardan on June 28, 2018 (the “Unit Subscription Agreement”) with respect to the purchase of the 22,000 private units, Chardan was granted certain demand and piggyback registration rights regarding its private units and all the securities underlying such units. Greenland agreed to bear the expenses incurred in connection with the filing of any such registration statements.

Agreements Related to the Business Combination

Share Exchange Agreement

On July 12, 2019, Greenland entered into a share exchange agreement with Zhongchai Holding, the Sponsor in the capacity thereunder as the purchaser representative, and Zhongchai Equity Holder, whereby, among other things and subject to the terms and conditions contained therein, Greenland agreed to acquire all of the outstanding capital stock of Zhongchai Holding through a share exchange with Zhongchai Equity Holder, with Zhongchai Holding becoming a direct wholly owned subsidiary of Greenland.

Registration Rights Agreement

On July 12, 2019, Greenland entered into a registration rights agreement with Zhongchai Equity Holder and the Sponsor in the capacity thereunder as the purchaser representative (the “Registration Rights Agreement for the Business Combination”), pursuant to which Zhongchai Equity Holder holds registration rights that obligate us to register for resale under the Securities Act all or any portion of the 7,500,000 Greenland’s ordinary shares (the “Exchange Shares”) so long as such shares are not then restricted under the Lock-Up Agreement (as defined below). Zhongchai Equity Holder will be entitled to make a written demand for registration under the Securities Act of all or part of the Exchange Shares (up to a maximum of three demands in total), so long as such shares are not then restricted under the Lock-Up Agreement. Subject to certain exceptions, if any time after the closing of the Business Combination, Greenland proposes to file a registration statement under the Securities Act with respect to its securities, Greenland shall give notice to Zhongchai Equity Holder as to the proposed filing and offer Zhongchai Equity Holder an opportunity to register the sale of such number of Exchange Shares as requested by Zhongchai Equity Holder in writing. In addition, subject to certain exceptions, Zhongchai Equity Holder will be entitled under the Registration Rights Agreement for the Business Combination to request in writing that Greenland register the resale of any or all of such Exchange Shares on Form S-3 and any similar short-form registration that may be available at such time.

Under the Registration Rights Agreement for the Business Combination, Greenland agreed to indemnify Zhongchai Equity Holder and certain persons or entities related to Zhongchai Equity Holder, such as their officers, directors, employees, agents and representatives, against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Exchange Shares, unless such liability arose from their misstatement or omission, and Zhongchai Equity Holder including registrable securities in any registration statement or prospectus agreed to indemnify Greenland and certain persons or entities related to Greenland such as its officers and directors and underwriters against all losses caused by their misstatements or omissions in those documents.

Lock-Up Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a lock-up agreement with Greenland and the Sponsor in the capacity thereunder as the purchaser representative (the “Lock-Up Agreement”), with respect to the Exchange Shares to be received in the Business Combination. In the Lock-Up Agreement, Zhongchai Equity Holder has agreed that it will not, from the Closing of the Business Combination until the first anniversary of the Closing (or if earlier, the date on which Greenland consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Greenland’s shareholders having the right to exchange either equity holdings in us for cash, securities or other property), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any of the Exchange Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Exchange Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). Zhongchai Equity Holder has further agreed that the ten percent (10%) of the Exchange Shares (“Escrow Shares”) will continue to be subject to such transfer restrictions until they are released from the escrow account. However, Zhongchai Equity Holder will be allowed to transfer any of the Exchange Shares (other than the Escrow Shares while they are held in the escrow account) by gift, will or intestate succession upon death of Zhongchai Equity Holder, pursuant to a court order or settlement agreement in connection with a divorce, or to any affiliate, to any immediately family members, trusts for the benefit of Zhongchai Equity Holder or its immediately family members, if Zhongchai Equity Holder is a trust, to the trustor or trust beneficiary, or as a liquidating distribution to limited partners or other equity holders, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

Non-Competition and Non-Solicitation Agreement

On July 12, 2019, Zhongchai Equity Holder entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) with Greenland and the Sponsor in the capacity thereunder as the purchaser representative. Under the Non-Competition Agreement, for a period from the Closing of the Business Combination to four years thereafter (or if later, the date on which Zhongchai Equity Holder, its affiliates or any of their respective officers, directors or employees are no longer directors, officers, managers or employees of Zhongchai Holding or its subsidiaries (the “Termination Date”)), Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, anywhere in the PRC or any other markets in which, as of the Closing, Zhongchai Holding and their respective successors, affiliates and subsidiaries (referred to as the “Covered Parties”) are engaged or actively contemplating to become engaged in the Business (as defined below) as of the Closing or during the restricted period, directly or indirectly engage in (or own, manage, finance or control, or become engaged or serve as an officer, director, employee, member, partner, agent, consultant, advisor or representative of, an entity that engages in) the business of (i) manufacturing and selling transmission products in China or (ii) selling autonomous transmission products in China (collectively, the “Business”). However, Zhongchai Equity Holder and its affiliates will be permitted under the Non-Competition Agreements to own passive portfolio company investments in a competitor, so long as Zhongchai Equity Holder and its affiliates and their respective shareholders, directors, officer, managers and employees who were involved with the business of Zhongchai Holding are not involved in the management or control of such competitor. Under the Non-Competition Agreements, during such restricted period, Zhongchai Equity Holder and its affiliates will not, without Greenland’s prior written consent, (i) solicit or hire the Covered Parties’ employees, consultants or independent contractors as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto or otherwise interfere with the Covered Parties’ relationships with such persons, (ii) solicit or divert the Covered Parties’ customers as of such time (or, if earlier, the Termination Date) or during the one year period prior thereto relating to the Business or otherwise interfere with the Covered Parties’ contractual relationships with such persons, or (iii) interfere with or disrupt any Covered Parties’ vendors, suppliers, distributors, agents or other service providers for a purpose competitive with a Covered Party as it relates to the Business. Zhongchai Equity Holder and its affiliates also agreed not to disparage the Covered Parties during the restricted period and to keep confidential and not use the confidential information of the Covered Parties.

Agreements Related to the Termination

SCCG agreed to provide certain investor relations services to Greenland for a period of twelve months since August 15, 2019 pursuant to the Services Agreement the two parties entered into. On February 25, 2020, SCCG and Greenland entered into the Termination Agreement to terminate their respective obligations under the Services Agreement. Pursuant to the Termination Agreement, SCCG agreed to issue 10,000 Termination Shares to SCCG and register such shares within three months since the date of issuance described therein.

DESCRIPTION OF SECURITIES

The following summary of our capital stock, our amended and restated memorandum and articles of association (our “Memorandum and Articles of Association”), and our bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

We are incorporated as a British Virgin Islands company, and our affairs are governed by our Memorandum and Articles of Association and the laws of the British Virgin Islands.

Our authorized share capital consists of an unlimited number of ordinary shares, no par value per share. In addition, we may by resolution of the Board, without shareholder consent, amend our Memorandum and Articles of Association to create new classes of preferred shares and fix the rights preferences and restrictions of such shares, as the directors of the Board in their sole discretion deem fit, which shares may be issued as one or more series.

As of March 20, 2020, we had 10,021,142 ordinary shares outstanding, held of record by 11 shareholders.

The following description summarizes the most important terms of our share capital. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in “Description of Share Capital,” you should refer to our Memorandum and Articles of Association.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Holders of ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the redemption rights set forth in our Memorandum and Articles of Association.

The rights, preferences and privileges of the holders of ordinary shares are subject to those of the holders of any shares of preferred stock we may issue in the future.

Preferred Shares

Our Memorandum and Articles of Association authorizes the creation and issuance without shareholder approval of an unlimited number of preferred shares divided into five classes, Class A through Class E, each with such designation, rights and preferences as may be determined by a resolution of the Board to amend our Memorandum and Articles of Association to create such designations, rights and preferences. We have five classes of preferred shares to give us flexibility as to the terms on which each class is issued. Unlike Delaware law, all shares of a single class must be issued with the same rights and obligations. Accordingly, starting with five classes of preferred shares will allow us to issue shares at different times on different terms. No preferred shares are currently issued or outstanding. Accordingly, the Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights, which could adversely affect the voting power or other rights of the holders of Greenland’s ordinary shares. However, the underwriting agreement prohibits us, prior to the Business Combination, from issuing preferred shares which participate in any manner in the proceeds of Greenland’s trust account, or which vote as a class with the Greenland’s ordinary shares on the Business Combination. We may issue some or all of the preferred shares to affect the Business Combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we may do so in the future.

The rights of preferred shareholders, once the preferred shares are in issue, may only be amended by a resolution to amend our Memorandum and Articles of Association provided such amendment is also approved by a separate resolution of a majority of the votes of preferred shareholders who being so entitled attend and vote at the class meeting of the relevant preferred class. If our preferred shareholders want us to hold a meeting of preferred shareholders (or of a class of preferred shareholders), they may requisition the directors to hold one upon the written request of preferred shareholders entitled to exercise at least 30 percent of the voting rights in respect of the matter (or class) for which the meeting is requested. Under British Virgin Islands law, we may not increase the required percentage to call a meeting above 30 percent.

Under the British Virgin Islands Business Companies Act, 2004, as amended, or the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of Greenland’s ordinary shares, may issue preferred shares that have characteristics that may be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above, under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the Company.

Warrants

As of the date of this prospectus, there are 4,682,000 warrants outstanding. The number of ordinary shares issuable upon the exercise of the Warrants is 2,461,000. Our warrants are issued under the Warrant Agreement defined herein. The following summary of certain provisions relating to our warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Warrant Agreement. Each of our Warrants is exercisable for one-half ordinary share at a price of $11.50 per share, at any time commencing on the completion of the Business Combination on October 24, 2019, subject to adjustment as discussed below. The Warrants will expire at 5:00 p.m., October 23, 2024, New York City time, five years after the completion of the Business Combination or earlier upon redemption or liquidation. Pursuant to the Warrant Agreement, a Warrant holder may exercise its Warrants only for a whole number of ordinary shares. This means that only an even number of Warrants may be exercised at any given time by a Warrant holder.

However, no Warrants will be exercisable for cash unless we have an effective and current registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants and a current prospectus relating to such shares. Notwithstanding the foregoing, if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of the Warrants is not effective within 90 days from the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Warrants on a cashless basis. As there had not been a registration statement available within 90 days from the closing of the Business Combination, Warrant holders may exercise their Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act until this prospectus becomes effective.

The Private Unit Warrants are identical to the Public Warrants except that such Private Unit Warrants are exercisable for cash (even if a registration statement covering the issuance of Greenland’s ordinary shares issuable upon exercise of such Warrants is not effective) or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. In addition, the Private Unit Warrants may not be exercised after June 24, 2023.

We may call the Warrants for redemption (excluding the Private Unit Warrants but including any outstanding Warrants issued upon exercise of the UPO issued to Chardan and/or its designees), in whole and not in part, at a price of $0.01 per Warrant:

●	at any time while the Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Warrant holder,

●	if, and only if, the reported last sale price of Greenland’s ordinary shares equals or exceeds $16.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third trading business day prior to the notice of redemption to Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of Greenland’s ordinary shares underlying such Warrants at the time of redemption and for the entire 30-daytrading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Warrant will have no further rights except to receive the redemption price for such holder’s Warrant upon surrender of such Warrant.

The redemption criteria for our Warrants have been established at a price which is intended to provide Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the Warrants.

If and when the Warrants become redeemable by us, we may not exercise our redemption right if the issuance of Greenland’s ordinary shares upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Warrants were offered by us in the Initial Public Offering.

If we call the Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Warrants for that number of Greenland’s ordinary shares equal to the quotient obtained by dividing (x) the product of the number of such shares underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of Greenland’s ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. Whether we will exercise our option to require all holders to exercise their Warrants on a “cashless basis” will depend on a variety of factors including the price of Greenland’s ordinary shares at the time the Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Greenland’s ordinary shares issuable on exercise of the Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Greenland’s ordinary shares at a price below their respective exercise prices.

The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Greenland’s ordinary shares and any voting rights until they exercise their Warrants and receive Greenland’s ordinary shares. After the issuance of Greenland’s ordinary shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no Warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such Warrant, a prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants is current, and Greenland’s ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to Greenland’s ordinary shares issuable upon exercise of the Warrants until their expiration.

Warrant holders may elect to be subject to a restriction on the exercise of their Warrants such that an electing Warrant holder would not be able to exercise their Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of Greenland’s ordinary shares outstanding.

No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Greenland’s ordinary shares to be issued to the Warrant holder.

Rights

As Greenland consummated its Business Combination on October 24, 2019, each holder of a right did receive one-tenth (1/10) of one ordinary share.

Key Provisions of Our Memorandum And Articles of Association And British Virgin Islands Laws Affecting Our Ordinary Shares

The following are summaries of material terms and provisions of our Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our ordinary shares. This summary is not intended to be complete, and you should read the forms of our Memorandum and Articles of Association.

Voting Rights

Under the BVI Act, the ordinary shares are deemed to be issued when the name of the shareholder is entered in our register of members. Our register of members is maintained by our transfer agent, Continental Stock Transfer & Trust Company, which will enter the name of our shareholders in our register of members. If (a) information that is required to be entered in the register of shareholders is omitted from the register or is inaccurately entered in the register, or (b) there is unreasonable delay in entering information in the register, a shareholder of ours, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct us to pay all costs of the application and any damages the applicant may have sustained.

Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every ordinary shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy will have one vote for each share held on all matters to be voted on by shareholders. Voting at any meeting of the ordinary shareholders is by show of hands unless a poll is demanded. A poll may be demanded by shareholders present in person or by proxy if the shareholder disputes the outcome of the vote on a proposed resolution and the chairman shall cause a poll to be taken.

There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, but cumulative voting for the election of directors is permitted only if expressly provided for in the memorandum or articles of association. We have not made provisions in our Memorandum and Articles of Association for cumulative voting for such elections.

Under British Virgin Islands laws, the voting rights of shareholders are regulated by our Memorandum and Articles of Association and, in certain circumstances, the BVI Act. Our Memorandum and Articles of Association govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Unless our Memorandum and Articles of Association otherwise provide, the requisite majority is usually a simple majority of votes cast.

Preemption Rights

British Virgin Islands laws do not make a distinction between public and private companies and some of the protections and safeguards (such as statutory preemption rights, save to the extent that they are expressly provided for in our Memorandum and Articles of Association) that investors may expect to find in relation to a public company are not provided for under British Virgin Islands laws. There are no preemption rights applicable to the issuance of new shares under either British Virgin Islands laws or our Memorandum and Articles of Association.

Liquidation Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors and resolution of shareholders if our assets are greater than our liabilities and we are able to pay our debts as they fall due.

Modification of Rights

As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, the rights attached to the ordinary shares as specified in our Memorandum and Articles of Association may only be varied by a resolution passed at a meeting by the holders of more than 50% of the ordinary shares present at a duly convened and constituted meeting of the shareholders of the Company holding ordinary shares which were present at the meeting and voted unless otherwise provided by the terms of issue of such class.

Transfer of Shares

Subject to any applicable restrictions set forth in our Memorandum and Articles of Association, any of our shareholders may transfer all or any of his or her shares by a written instrument of transfer in the usual or common form or in any other form which our directors may approve.

Share Repurchase

As permitted by the BVI Act and our Memorandum and Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us.

Dividends

Subject to the BVI Act and our Memorandum and Articles of Association, directors may declare dividends at a time and amount they think fit if they are satisfied, on reasonable grounds, that, immediately after distribution of the dividend, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. No dividend shall carry interest against us.

Board of Directors

We are managed by a Board which currently consists of five directors. Our Memorandum and Articles of Association provide that the minimum number of directors shall be one and there shall be no maximum number of directors.

There are no share ownership qualifications for directors.

Meetings of our Board may be convened at any time deemed necessary by any of our directors.

A meeting of our Board will be quorate if at least a majority of the directors are present or represented by an alternate director. At any meeting of our directors, each director, whether by his or her presence or by his or her alternate, is entitled to one vote.

Questions arising at a meeting of our Board are required to be decided by simple majority votes of the directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our Board may also pass unanimous written resolutions without a meeting.

Under our Memorandum and Articles of Association, directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Staggered Board of Directors

Our Memorandum and Articles of Association provide for a staggered Board consisting of two classes of directors. Our directors are appointed by our shareholders and are subject to rotational retirement every two years. The initial terms of office of the Class I and Class II directors have been staggered over a period of two years to ensure that all directors of the company do not face reelection in the same year. However, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. The replacement director will then hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation. Under our Memorandum and Articles of Association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our Business Combination. There is nothing under the laws of the British Virgin Islands, which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors. Our Memorandum and Articles of Association do not provide for cumulative voting for such elections.

Duties of Directors

British Virgin Islands law provides that each of our directors, in exercising his powers or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, the nature of the decision and the position of the director and his responsibilities. In addition, British Virgin Islands laws provide that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes British Virgin Islands laws or the memorandum or articles of association of the company.

Interested Directors

The BVI Act provides that a director shall, after becoming aware that he is interested in a transaction entered into or to be entered into by the company, disclose that interest to our Board. The failure of a director to disclose that interest does not affect the validity of a transaction entered into by us or the director, so long as the director’s interest was disclosed to the Board prior to our entry into the transaction or was not required to be disclosed (for example where the transaction is between us and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by British Virgin Islands laws and our Memorandum and Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Meetings of Shareholders

If our shareholders want us to hold a shareholder meeting, they may requisition the directors to hold one upon the written request of shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested. Under British Virgin Island laws, we may not increase the required percentage to call a meeting above 30%.

Subject to our Memorandum and Articles of Association, the director convening a meeting of members shall give not less than 10 nor more than 60 days’ written notice of such meeting to: (a) those members whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting; and (b) the other directors.

A meeting may be called by shorter notice than that mentioned above, but, subject to our Memorandum and Articles of Association, it will be deemed to have been duly called if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute a waiver in relation to all the shares which that shareholder holds.

A meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares entitled to vote at the meeting. A quorum may be comprised of a single shareholder or proxy and then such person may pass a resolution of shareholders and a certificate signed by such person accompanied where such person is a proxy by a copy of the proxy instrument shall constitute a valid resolution of shareholders.

Protection of Minority Shareholders

Under the laws of the British Virgin Islands, there is little statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies. One protection under statutory law is that shareholders may bring an action to enforce the BVI Act or our Memorandum and Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the BVI Act and our Memorandum and Articles of Association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands is limited. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of our affairs by the majority or the Board. However, every shareholder is entitled to have our affairs conducted properly according to British Virgin Islands laws and our constituent documents. As such, if those who control the company have disregarded the requirements of applicable law or the provisions of our Memorandum and Articles of Association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) a company is acting or proposing to act illegally or beyond the scope of its authority; (2) the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained; (3) the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or; and (4) those who control the company are perpetrating a “fraud on the minority.”

Issuance of Additional Ordinary Shares

Our Memorandum and Articles of Association authorize our Board to issue additional ordinary shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares.

Changes in Authorized Shares

We are authorized to issue an unlimited number of shares, which will have rights, privileges, restrictions and conditions attaching to them as the shares in issue. We may by resolution of directors or shareholders:

●	consolidate and divide all or any of our unissued authorized shares into shares of larger or smaller amount than our existing shares;

●	cancel any ordinary shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person; or

●	create new classes of shares with preferences to be determined by resolution of the Board to amend our Memorandum and Articles of Association to create new classes of shares with such preferences at the time of authorization, although any such new classes of shares, with the exception of the preferred shares, may only be created with prior shareholder approval.

Inspection of Books and Records

Under British Virgin Islands law shareholders of our ordinary shares are entitled, on giving written notice to us, to inspect and make copies or take extracts of our: (a) Memorandum and Articles of Association; (b) register of shareholders; (c) register of directors; and (d) minutes of meetings and resolutions of shareholders and those classes of shareholders of which he is a shareholder.

Subject to our Memorandum and Articles of Association, our directors may, if they are satisfied that it would be contrary to our interest to allow a shareholder to inspect any document, or part of a document as referenced in (b), (c) or (d) above, refuse to permit the shareholder to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records. Where our directors exercise their powers in these circumstances, they shall notify the shareholder as soon as reasonably practicable.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the British Virgin Islands. The flexibility available under British Virgin Islands laws has enabled us to adopt our Memorandum and Articles of Association that will provide shareholders with rights that do not vary in any material respect from those they enjoyed under the Delaware Corporate Law.

Conflicts of Interest

Pursuant to the BVI Act and our Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

●	vote on a matter relating to the transaction;

●	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

●	sign a document on our behalf, or do any other thing in his capacity as a director, that relates to the transaction.

Anti-money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person residents in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business, the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act 1997 (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Poison-Pill Defense

Under the BVI Act, there are no provisions which specifically prevent the issuance of preferred shares or any such other “poison pill” measures. Our Memorandum and Articles of Association also do not contain any express prohibitions on the issuance of any preferred shares. Therefore, the directors, without the approval of the holders of ordinary shares, may issue preferred shares that have characteristics that me be deemed anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, as noted above under the BVI Act, a director in the exercise of his powers and performance of his duties is required to act honestly and in good faith in what the director believes to be the best interests of the company.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merger or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which must be authorized by a resolution of shareholders.

Shareholder Suits

We are not aware of any reported class action or derivative action having been brought in a British Virgin Islands court.

Under the BVI Act, if a company or a director of a company engages in, or proposes to engage in a conduct that contravenes the BVI Act or the memorandum of association or articles of the company, the BVI Court may, on the application of a shareholder or a director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in that conduct.

In addition, under the BVI Act, the BVI court may, on the application of a shareholder of a company, grant leave to that shareholder to bring proceedings in the name and on behalf of that company or to intervene in proceedings to which the company is a party for the purpose of continuing, defending or discontinuing the proceedings on behalf of the company. In determining whether to grant leave for such derivative actions, the court must take into account certain matters, including whether the shareholder is acting in good faith, whether the derivative action is in the interests of the company taking account of the views of the company’s directors on commercial matters and whether an alternative remedy to the derivative claim is available.

A shareholder of a company may bring an action against the company for breach of a duty owed by the company to him as a shareholder. The BVI Act also includes provisions for actions based on oppression and for representative actions where the interests of the claimant are substantially the same as those of other shareholders.

Corporate Governance

British Virgin Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty to act honestly, in good faith and in what the directors believe to be in the best interests to the companies for which they serve.

Indemnification

British Virgin Islands law and our Memorandum and Articles of Association provide for the indemnification of our directors against all losses or liabilities incurred or sustained by him or her as a director of our company in defending any proceedings, whether civil or criminal, and this indemnity only applies if he or she acted honestly and in good faith with a view to our best interests and, with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

Our Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for our ordinary shares, rights agent for our rights and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “GTEC”.

PLAN OF DISTRIBUTION

We are registering (i) the issuance of up to 2,461,000 ordinary shares issuable upon the exercise of the Warrants, which include (a) 4,400,000 Public Warrants, (b) 240,000 UPO Warrants, and (c) 282,000 Private Unit Warrants, and (ii) the sale of 1,420,200 ordinary shares by the selling securityholders identified in this prospectus, or their permitted transferees, which include (a) 1,100,000 Founder Shares, (b) 282,000 Private Unit Shares, (c) 28,200 Private Unit Right Shares, and (d) 10,000 Termination Shares.

The selling securityholders named herein may, from time to time, sell, transfer or otherwise dispose of the securities covered by this prospectus, on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling securityholders may use any one or more of the following methods when disposing of the securities covered by this prospectus:

●	on the Nasdaq or any other national securities exchange or U.S. inter-dealer system of a registered national securities association on which our securities may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	in any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some of the Securities owned by them and, if the selling securityholders default in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus.

The selling securityholders also may transfer Securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Securities in the course of hedging the positions they assume.

The selling securityholders may also sell our Securities short and deliver these securities to close out their short positions, or loan or pledge our Securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the securities offered by them will be the purchase price of the security less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their securities to be made directly or through agents. We will not receive any of the proceeds from the resale of securities being offered by the selling securityholders named herein. However, we will receive proceeds from the exercise of the Warrants if they are exercised for cash by a holder thereof.

The selling securityholders also may in the future resell a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of our Securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Securities may be underwriting discounts and commissions under the Securities Act. If the selling securityholders are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, then the selling securityholders will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling securityholders to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the Securities to be sold, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of the Securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our Securities. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Securities by bidding for or purchasing shares in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The selling securityholders may use this prospectus in connection with resales of the ordinary shares. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with the Securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of the ordinary shares sold by them.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Island laws in connection with the validity of the securities being offered by this prospectus and other legal matters will be passed upon for us by Ogier. Certain legal matters with respect to United States law in connection with this offering will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The financial statements of Greenland Acquisition Corporation (now known as Greenland Technologies Holding Corporation) for the period from December 28, 2017, the date of inception, through November 30, 2018, have been incorporated by reference herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended November 30, 2018, filed with the SEC on February 27, 2019, and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Zhongchai Holding and subsidiaries as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 have been incorporated by reference herein in reliance upon the report of BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accounting firm, incorporated in this prospectus by reference to our Proxy Statement filed with the SEC on September 26, 2019, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You also may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the ordinary shares offered under this prospectus. The registration statement can be read at the SEC website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

●	Our Annual Report on Form 10-K filed with the SEC for the year ended November 30, 2018, filed with the SEC on February 27, 2019;

●	Our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended February 28, 2019, May 31, 2019 and August 31, 2019 filed with the SEC on April 12, 2019, July 15, 2019 and October 21, 2019, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on April 25, 2019, July 12, 2019, July 24, 2019, August 27, 2019, September 12, 2019, October 18, 2019, October 21, 2019, October 25, 2019, October 28, 2019, and October 30 2019 (amended on November 14, 2019), November 13, 2019, and January 10, 2020;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019, and any amendment or report filed with the SEC for the purpose of updating the prospectus; and

●	The description of our securities contained in our Registration Statement filed with the SEC on June 26, 2018, including any subsequent amendments or reports filed for the purpose of updating such description, including without limitation the section entitled “Description of Securities” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 26, 2019.

These reports contain important information about us, our financial condition and our results of operations.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the ordinary shares made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Greenland Technologies Holding Corporation

11-F, Building #12, Sunking Plaza, Gaojiao Road

Hangzhou, Zhejiang

People’s Republic of China

Attention: Jing Jin

Phone: (86) 010-53607082

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Greenland Technologies Holding Corporation

3,881,200 Ordinary Shares

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses expected to be incurred by the Company in connection with the sale and distribution of the securities being registered hereby. All amounts are estimated except the SEC registration fee.

SEC registration fee	$3,944.51
Accounting fees and expenses		(1)
Legal fees and expenses		(1)
Printing and engraving expenses		(1)
Registrar and Transfer Agent’s fees		(1)
Miscellaneous fees and expenses		(1)
Total	3,944.51	(1)

(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3.

Item 15. Indemnification of Directors and Officers

Our Memorandum and Articles of Association provide that, subject to certain limitations, the company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of our Memorandum and Articles of Association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

The Company entered into agreements that provide contractual indemnification with its directors and executive officers, in addition to the indemnification provided for in its Memorandum and Articles of Association and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Our Memorandum and Articles of Association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in our Memorandum and Articles of Association. We will purchase directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

In addition, pursuant to the Share Exchange Agreement, from and after the closing of the Business Combination, Zhongchai Equity Holder and its successors and assigns are required to indemnify Greenland and its affiliates and respective officers, directors, managers, employees, successors and permitted assigns (each referred to with respect to claims as a purchaser indemnitee) from and against any losses from (a) the breach of any of Zhongchai Holding’s or Zhongchai Equity Holder’s respective representations and warranties, (b) the breach of any of Zhongchai Holding’s or Zhongchai Equity Holder’s respective covenants or our post-closing covenants, (c) any and all pre-Closing tax liabilities of Zhongchai Holding, (d) any actions by persons who were holders of equity securities (including options, warrants, convertible securities or other rights) of any Zhongchai Holding entity prior to the closing of the Business Combination arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (e) any indebtedness and/or transaction expenses of Zhongchai Holding as of the closing of the Business Combination that were not included in Zhongchai Holding’s financial statements. Recourse by Greenland or the Sponsor may be obtained against ten percent (10%) of the 7,500,000 exchange shares issued by Greenland pursuant to the Share Exchange Agreement.

The above discussion of the Company’s bylaw and the applicable provisions of the Share Exchange Agreement is not intended to be exhaustive and is respectively qualified in its entirety by the Company’s bylaws and the Share Exchange Agreement.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit Number	Description

2.1	Share Exchange Agreement dated as of July 12, 2019 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Report on Form 8-K filed on July 12, 2019).

3.1	Amended and Restated Memorandum and Articles of Association, effective on October 24, 2019 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K filed on October 30, 2019).

4.1	Specimen Ordinary Shares Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.2	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.3	Warrant Agreement between the Registrant and Continental Stock Transfer & Trust Company, dated July 24, 2018 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K filed on July 30, 2018).

4.4	Registration Rights Agreement between the Registrant and certain holders identified therein, dated July 24, 2018 (Incorporated by reference to Exhibit 10.2 to the Registrant’s Report on Form 8-K filed on July 30, 2018).

4.5	Form of Unit Purchase Option between the Registrant and Chardan (Incorporated by reference to Exhibit 4.7 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.6	Unit Subscription Agreement between the Registrant and the Sponsor (Incorporated by reference to Exhibit 10.5 to the Registrant’s Amendment No.1 to the Registration Statement filed on July 16, 2018).

4.7	Unit Subscription Agreement between the Registrant and Chardan (Incorporated by reference to Exhibit 10.6 to the Registrant’s Amendment No.1 to the Registrant Statement filed on July 16, 2018).

4.8*	Termination Agreement between the Registrant and SCCG, dated February 25, 2020.

5.1*	Opinion of Ogier.

23.1*	Consent of Marcum LLP.

23.2*	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP.

23.3*	Consent of Ogier (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this Registration Statement).

* Filed herewith.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on March 20, 2020.

Greenland Technologies Holding Corporation

By:	/s/ Jing Jin
	Name:	Jing Jin
	Title:	Chief Financial Officer and Corporate Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jing Jin, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 20, 2020, in the capacities indicated:

Name	Title

/s/ Raymond Z. Wang	Chief Executive Officer and President (Principal Executive Officer)
Raymond Z. Wang

/s/ Jing Jin	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)
Jing Jin

/s/ Min Zhang	Director
Min Zhang

/s/ Everett Xiaolin Wang	Director
Everett Xiaolin Wang

/s/ Hong Liang Lu	Director
Hong Liang Lu

/s/ Peter Zuguang Wang	Director
Peter Zuguang Wang

/s/ Yanming Liu	Director
Yanming Liu